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Exhibit 10.11

22 January 2004

FIRST PRIORITY
PLEDGE OF SHARES

between

CONCORDIA BUS NORDIC AB
as Pledgor

and

Deutsche Trustee Company Limited
as Security Trustee
as Pledgee

Related to a
€ 130,000,000
Indenture
dated 22 January 2004

THIS FIRST PLEDGE OF SHARES AGREEMENT (the "Pledge") is made on the 22 January 2004 between:

(1)
CONCORDIA BUS NORDIC AB, Solna Strandväg 78, SE-171 54 Solna Stockholm, Sweden, business enterprise no. 556031-8569 as pledgor (the "Pledgor"); and

(2)
DEUTSCHE TRUSTEE COMPANY LIMITED of Winchester House, 1 Great Winchester Street, London EC2N 2DB, England (acting on behalf of itself and the Secured Parties as defined below) (the "Security Trustee").

WHEREAS:

(A)
By an indenture (the "Indenture") between Concordia Bus Nordic AB as issuer (the "Issuer"), certain guarantors and Deutsche Bank Trust Company Americas as Trustee, the Issuer has issued senior secured notes in the aggregate amount of € 130,000,000 (the "Notes");

(B)
The Pledgor owns 750 shares, each in the nominal value of NOK 1,000, which represent 100 per cent of all shares in Ingeniør M O Schøyens Bilcentraler AS with company no. 915 768 237 ("SBC"), and all such shares shall in accordance with the terms of the Indenture be pledged on first priority free from liens and encumbrances to the Security Trustee as security for the Secured Obligations;

(C)
This Pledge is being executed and delivered by the Pledgor pursuant to the Indenture.

NOW, THEREFORE,

1      INTERPRETATION AND DEFINITIONS

1.1
Unless otherwise defined herein, words and expressions defined in the Indenture shall have the same meaning when used herein.

1.2   IN THE PLEDGE:

  "Act" means the Norwegian Enforcement Act of 1992.

  "Finance Documents" means the Security Documents and the Indenture.

  "Secured Obligations" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Pledgor to any of the Secured Parties under or pursuant to the Finance Documents, in each case together with all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Finance Documents.

  "Secured Parties" means each and all of the Security Trustee and the Trustee (as represented by the Security Trustee) on their own behalf and as duly authorized representative of the Holders.

  "Security Assets" means all the Pledgor's Shares in SBC now or hereafter held by the Pledgor, being all the issued and outstanding shares in SBC (i.e. currently 750 shares with a nominal value of NOK 1,000 each).

  "Security Documents" means this Pledge and any other agreement or documents defined as a Security Document in the Indenture.

  "Security Period" means the period beginning on the date of this Pledge and ending on the date on which the Security Trustee, after receiving written confirmation form the Trustee of the same, is satisfied that the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

2      PLEDGE AND GRANT OF SECURITY

2.1
As first priority security for the Secured Obligations and to secure the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Indenture and in this Pledge, the Pledgor hereby pledges to the Security Trustee (acting on behalf of itself and the Secured Parties) a first priority pledge over the Security Assets.

2.2
The security interests created by this Pledge shall also cover all rights which derive from the Security Assets including, but not limited to, the right to participate in any new issuance of shares, bonus shares, convertible debt instrument and other securities of SBC, the right to receive dividends (whether in cash or in kind) and all other rights accruing or offered at any time in relation to the shares by way of redemption, substitution, exchange bonus or preference as at the date of this Pledge or in the future.

2.3
Subject to an occurrence of an Event of Default and Clause 6 (Enforcement of Security) below, any dividends or distributions payable in respect of the Security Assets shall be paid directly to the Security Trustee and any such dividends or distributions received by the Security Trustee are hereby pledged as security for the Secured Obligations.

2.4
The Security Trustee shall, when the Trustee in writing confirms to the Security Trustee that all amounts due by the Pledgor to the Trustee on behalf of the holders of the Notes have been paid in full, promptly release the security interest created hereby by notifying SBC of such release, with a copy to the Pledgor.

3      PERFECTION OF SECURITY

  The Pledgor shall on the date hereof give a written notice to SBC of the pledge of the Security Assets in the form attached hereto as Appendix I and procure that SBC enters the pledge in the register of shareholders of SBC and that SBC issues a confirmation to the Security Trustee that the pledge has been duly noted with first priority.

  For the purpose of Clause 9 below, the Pledgor shall on the date hereof deliver to the Security Trustee a signed power of attorney.

4      REPRESENTATIONS AND WARRANTIES

        The Pledgor hereby represents and warrants to the Secured Parties that:

  (i)
  it is entitled to pledge the Security Assets to the Security Trustee;

  (ii)
  it has not assigned, charged, pledged, sold or otherwise encumbered the Security Assets (save by this Pledge, and a pledge in favour of Nordea Bank Norge ASA who has undertaken to release its pledge upon repayment of a loan in the amount of a SEK 1,215,000,000 Amended and Restated Facility dated 15 February 2002, the repayment of which will be made with proceeds from the sale of the Notes);

  (iii)
  this Pledge constitutes the valid, binding and enforceable obligations of the Pledgor;

  (iv)
  no consent or other approval is required from any public authority in Norway for the execution or delivery of or performance under this Pledge by the Pledgor;

  (v)
  its entry into and performance of this Pledge and the transactions contemplated hereby do not conflict with (i) any applicable law, regulation or juridicial or official order of Norway, (ii) its constitutional documents or (iii) any documents which are binding on it or its assets;

  (vi)
  its pledge in accordance with the terms of this Pledge creates valid and perfected first priority liens on the Security Assets pledge by it securing the payment and performance of the Secured Obligations;

  (vii)
  it is the legal and beneficial owner of, and has good and marketable title to, the Security Assets;

  (viii)
  it has not issued or granted any options, warrants, calls or commitments of any character relating to the Security Assets;

  (ix)
  the Security Assets have been duly and validly issued and are fully paid and non-assessable; and

  (x)
  a certified copy of the shareholders register of SBC dated at the date hereof gives evidence on all of the issued shares.

5      COVENANTS OF THE PLEDGOR

5.1
The Pledgor hereby covenants to the Secured Parties that during the Security Period:

(i)
it shall, at its own cost, warrant and defend the rights and interests of the Security Trustee and Secured Parties conferred by this Pledge with respect to the Security Assets at its own cost against the claims and demands of all persons whomsoever;

(ii)
it shall not sell, assign, transfer, charge, further pledge or encumber in any manner any part of the Security Assets or suffer to exist any encumbrance on them except for Permitted Liens under the Indenture and the pledge created hereby;

(iii)
it shall immediately execute a pledge in a form satisfactory to the Security Trustee for the benefit of the Security Trustee and the Secured Parties over any additional shares in SBC which it may obtain during the Security Period;

(iv)
it will, in the event that SBC is transformed into a public limited liability company (in Norwegian: "allmennaksjeselskap"), inform the Security Trustee thereof prior to any corporate resolutions concerning any such transformation being passed and will register this Pledge with the Norwegian Register of Securities (VPS) (in Norwegian: "Verdipapirsentralen") with the same priority.

6      ENFORCEMENT OF SECURITY

6.1
Upon the occurrence of an Event of Default the Security Trustee (acting on behalf of itself and the Secured Parties) shall, to the extent possible under Norwegian law be entitled to:

(i)
exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Security Assets as if they were the absolute owners thereof, including, without limitation, the right to exchange at their discretion, any and all of such Security Assets upon the merger, consolidation, reorganisation, recapitalisation or other readjustment of SBC upon the exercise by the Security Trustee of any right, privilege or option pertaining to the Security Assets; and

(ii)
collect any dividends and distributions due in respect of the Security Assets and apply them against the Secured Obligations.

6.2
Upon the occurrence of an Event of Default the Security Trustee shall, having given 14 days' notice to the Pledgor or such lesser period of notice (if any) permitted from time to time by the Act or other applicable law, be entitled to:

(i)
subject to the provisions of the Act or any succeeding act, require the forced use of the Security Assets and thereby exercise all voting rights in connection therewith or require a sale by forced auction through the courts or forced sale by a manager appointed by the courts of all or any part of the Security Assets;

(ii)
subject to a separate agreement as provided for in Section 1-3 of the Act having been entered into between the relevant parties after such Event of Default has occurred, to sell, assign or convert into money all or any part of the Security Assets in such a manner and upon such terms (i.e. by private sale) and for such consideration (whether in cash, securities or other assets) as is then agreed;

(iii)
apply any and all proceeds of such sales in satisfaction of all amounts owing to the Security Trustee and the Secured Parties in accordance with the Financial Documents; and

(iv)
take any other action in relation to the Security Assets permitted by the Act or the Norwegian Liens Act 1980.

7      VOTING RIGHTS

7.1
Until such time as an Event of Default has been declared the Pledgor shall, without the prior written consent of the Security Trustee, be entitled to vote or cause to be voted in respect of any and all of the Security Assets and give or cause to be given consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or taken which:

(i)
would have the effect of amending the articles of association of SBC in any manner which would be reasonably likely to adversely affect (in terms of value, enforceability or otherwise) the pledge hereby created;

(ii)
would have the effect of changing the terms of the Security Assets (except to the extent permitted under the terms of the Pledge) or materially prejudicing the security hereunder;

(iii)
would have the effect of impeding the ability of the Security Trustee to transfer any of the Security Assets;

(iv)
is inconsistent with or conflicts with any of the rights under this Pledge;

(v)
impairs the validity or enforceability of the security created hereby;

(vi)
is inconsistent or breaches any provision of the Finance Documents and the Schedules thereto (including without limitation any dividends restriction contained therein); or

8      FURTHER ASSURANCES

8.1
The Pledgor shall, at its own expense, take whatever action the Security Trustee may require for:

(i)
perfecting or protecting the security intended to be created by this Pledge over the Security Assets;

(ii)
facilitating the realisation of the Security Assets or the exercise of any right, power or discretion exercisable by the Security Trustee or any of its delegates or sub-delegates in respect of the Security Assets, subject to the provisions of the Act; and

  (iii)
  including the execution of any transfer, conveyance, assignment or assurance of any property whether to the Security Trustee or to its nominees, and the giving of any notice, order or direction and the making of any registration which in any such case the Security Trustee may think expedient.

9      POWER OF ATTORNEY

9.1
The Pledgor hereby appoints the Security Trustee (acting on behalf of itself and the Secured Parties) as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise from time to time in the Security Trustee's discretion (acting on behalf of itself and the Secured Parties) but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Security Trustee may deem necessary or advisable in order to accomplish the purposes of this Pledge, including to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Security Assets or any part thereof and to give full discharge for the same. This power of attorney is irrevocable.

10    INDEMNIFICATION

  The Pledgor will fully indemnify and hold harmless each Secured Party in respect of all liabilities and expenses incurred by it (1) in the execution or purported execution of any rights, powers or discretion in accordance with this Pledge, (2) in the preservation or enforcement of its rights under this Pledge or (3) on the release of any part of the Security Assets from the security created by this Agreement, unless it is finally judicially determined that such liability or expense has resulted from the gross negligence or wilful misconduct of such Secured Party.

  The Pledgor shall on demand and on a full indemnity basis pay to the Security Trustee the amount of all costs and expenses and other liabilities (including legal and out-of-pocket expenses and any tax or value added tax on such costs and expenses) which the Security Trustee or any Secured Party incurs in connection with:

  (i)
  the preparation, negotiation, execution and delivery of this Pledge;

  (ii)
  any payment of stamp duty or stamp duty reserve tax or registration fees in respect of the pledge created hereunder or any transfer of the Security Assets pursuant hereto;

  (iii)
  any actual or proposed amendment or waiver or consent under or in connection with this Pledge:

  (iv)
  any discharge or release of the pledge in this Pledge; or

  (v)
  the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of the pledge or any other right in this Pledge;

  unless it is finally judicially determined that such liability or expense has resulted from the gross negligence or willful misconduct of the Security Trustee.

11    THE NORWEGIAN FINANCIAL AGREEMENTS ACT

11.1
Liability

  The liabilities of the Pledgor hereunder shall not exceed € 130,000,000.

11.2
Waiver of rights

  The Pledgor specifically waive all rights under the provisions of the Norwegian Financial Agreements Act of 25 June 1999 no. 46 not being mandatory provisions, including the following provisions (the main contents of the relevant provisions being as indicated in the brackets):

  (i)
  § 62 (1) (a) (to be notified of any security the giving of which was a precondition for the issuance of the Notes, but which has not been validly granted or has lapsed);

  (ii)
  § 63 (1) - (2) (to be notified of any event of default under the Indenture and to be kept informed thereof);

  (iii)
  § 63 (3) (to be notified of any extension granted to the Issuer in payment of principal and/or interest);

  (iv)
  § 63 (4) (to be notified of any of the Issuer's bankruptcy proceedings or debt reorganisation proceedings and/or any application for the latter);

  (v)
  § 65 (3) (that the consent of the Pledgor is required for the Pledgor to be bound by amendments to the Indenture that may be detrimental to our interest);

  (vi)
  § 66 (1) - (2) (that the Pledgor shall be released from liabilities hereunder if security which was given, or the giving of which was a precondition for the issuance of the Notes, is released by the Security Trustee without the consent of the Pledgor);

  (vii)
  § 66 (3) (that the Pledgor shall be released from its liabilities hereunder if, without its consent, security the giving of which was a precondition for the issuance of the Notes, was not validly granted);

  (viii)
  § 67 (2) (about reduction of the Pledgor's liabilities hereunder);

  (ix)
  § 67 (4) (that the Pledgor's liabilities hereunder shall lapse after 10 years, as the Pledgor shall remain liable hereunder as long as any amount is outstanding under the Notes);

  (x)
  § 70 (as the Pledgor shall have no right of subrogation into the rights of the Security Trustee under the Indenture until and unless the holders of the Notes shall have received all amounts due or to become due to them under the Notes);

  (xi)
  § 71 (as the Security Trustee shall have no liability first to make demand upon or seek to enforce remedies against the Issuer or any other security provided in respect of the Issuer's liabilities under the Indenture before demanding payment under or seeking to enforce the security created hereunder);

  (xii)
  § 72 (as all interest and default interest due under the Indenture shall be secured hereunder);

  (xiii)
  § 73 (1) - (2) (as all costs and expenses related to a default under the Indenture shall be secured hereunder); and

  (xiv)
  § 74 (1) - (2) (as the Pledgor shall make no claim against the Issuer for payment until and unless the holders of the Notes first shall have received all amounts due or to become due to them under the Notes).

12    SUCCESSORS AND ASSIGNS

12.1 Successors and assigns

  This Pledge shall be binding upon and shall ensure to the benefit of the Pledgor and the Security Trustee and their respective successors and permitted assigns and references in this Pledge to any of them shall be construed accordingly.

12.2 Prior consent

  The Pledgor shall not assign or transfer any of its rights and/or obligations under this Pledge without the prior written consent of the Security Trustee. The Security Trustee may assign and/or transfer part or all of its rights and/or obligations hereunder simultaneously with an assignment or transfer in accordance with the terms of the Notes. In such case the Pledgor will execute such documentation as considered necessary by the Security Trustee to effectuate such assignment and/or transfer.

12.3 Disclosure of information

  The Security Trustee may disclose to a potential assignee, transferee or sub-participant, such information about the Pledgor as the Security Trustee considers appropriate.

13    GOVERNING LAW, JURISDICTION

  This Pledge shall be governed by Norwegian law, and the parties hereby submit to the Oslo District Court of Norway as the proper legal venue in all matters arising out of or in connection with this Pledge.

SIGNED: for and on behalf of Concordia Bus Nordic AB —as Pledgor

SIGNED: for and on behalf of Deutsche Trustee Company Limited —as Security Trustee

Appendix I

To:
Ingeniør M O Schøyens Bilcentraler AS
Drammensveien 155 C
N-0277 Oslo
Norway

Re: Notification of pledge of shares—Assignment of Dividends

This is to notify you that pursuant to a share pledge agreement (the "Pledge") dated 22 January 2004 between Concordia Bus Nordic AB (the "Pledgor") and Deutsche Trustee Company Limited as Security Trustee, the Pledgor has pledged the entire share capital, being 750 shares, each in the nominal value of NOK 1,000 (the "Pledged Shares") in Ingeniør M O Schøyens Bilcentraler AS ("SBC") as security for the Secured Obligations (as defined in the Pledge).

Terms defined in the Pledge shall have the same meaning herein.

You are hereby notified that, pursuant to terms of the Pledge, the Security Trustee is upon the occurrence of an Event of Default, entitled to receive any dividends or other distributions due in respect of the Security Assets.

Therefore, upon and at all times after receipt of written notice from Security Trustee to SBC stating that an Event of Default has occurred, we hereby instruct you to pay any dividends or other amounts due to us in respect of the Shares to the Security Trustee or as otherwise instructed by the Security Trustee.

The instructions herein contained cannot be revoked or varied by us without the prior written consent of the Security Trustee.

Please ensure that the Pledge is noted in your share register with first priority and that the Security Trustee receives promptly an acknowledgement (in the form attached hereto as Annex 1) of receipt of this Notice of Assignment, indicating your agreement to the terms hereof to each of the Pledgors and the Security Trustee.

Date: 22 January 2004
CONCORDIA BUS NORDIC AB

Name:

Annex 1

To:	Deutsche Trustee Company Limited
Att.:	Managing Director
Fax No.:	+44 20 7547 6149

Dear Sirs

ACKNOWLEDGMENT OF NOTICE

We refer to a Notice of Assignment dated 22 January 2004 from Concordia Bus Nordic AB (the "Pledgor") to ourselves notifying us that any dividends and other amounts due in respect of 750 shares (the "Shares") in Ingeniør M O Schøyens Bilcentraler AS ("SBC"), being all the issued and outstanding shares in SBC shall as from the date of your written notification to us that an Event of Default has occurred, be paid to you.

We agree to the terms of the said Notice of Assignment and shall comply with the terms thereof.

We confirm that, save for the said Notice of Assignment delivered by the Pledgor, we have received (i) no notice of any pledge of the Shares and (ii) no notice of assignment of dividend, or other distributions except for a pledge dated 21 February 2002 to Nordea Bank Norge ASA.

Please find attached hereto a true and correct transcript of our share register evidencing the registration of the Pledge.

Dated 22 January, 2004
For and on behalf of Ingeniør M O Schøyens Bilcentraler AS
Sign.:

Name in block letters:

cc: Concordia Bus Nordic AB

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  Exhibit 10.11
ACKNOWLEDGMENT OF NOTICE